                                                                    Exhibit 99.2







               CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES

                              Financial Statements

                           December 31, 1999 and 1998


                   (With Independent Auditors' Report Thereon)

[KPMG Letterhead]




                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Centerstate Banks of Florida, Inc.
    and Subsidiaries:


We have audited the accompanying consolidated balance sheets of Centerstate Banks of Florida, Inc. and subsidiaries as of December 31, 1999 and 1998, the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Centerstate Banks of Florida, Inc. and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


                                             /s/ KPMG LLP

Orlando, Florida
February 4, 2000

CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
For the years ended December 31, 1999 and 1998
(in thousands of dollars, except per share data)

                                                                     Years ended December 31,
                                                              -----------------------------------
                                                                      1999              1998
                                                              -----------------------------------
                           ASSETS
Cash and due from banks                                                $19,976           $11,582
Federal funds sold                                                       4,069            13,944
Investment securities available for sale                                59,827            81,584
Investment securities held to maturity (market value                     3,532             2,555
     of $3,457 and $2,546 at December 31, 1999 and 1998
     respectively)
Loans, less allowance for loan losses of $2,302
     and $2,335 at December 31, 1999  and 1998
     respectively                                                      175,161           151,790
Accrued interest receivable                                              1,812             1,954
Bank premises and equipment, net                                        13,075            11,711
Other real estate owned                                                    190               238
Deferred income taxes, net                                                 838               512
Prepaids and other assets                                                  402               214
                                                              -----------------------------------

Total Assets                                                          $278,882          $276,084
                                                              ===================================

            LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Interest bearing                                                      $205,396          $209,569
Noninterest bearing                                                     42,581            40,062
                                                              -----------------------------------
Total deposits                                                         247,977           249,631

Securities sold under agreement to repurchase                            4,078             4,886
Accrued interest payable                                                   332               379
Federal reserve bank advances                                            3,000
Accounts payable and accrued expenses                                      183               395
                                                              -----------------------------------
Total liabilities                                                      255,570           255,291
                                                              -----------------------------------

Stockholders' equity:
Preferred Stock, $.01 par value; 5,000,000 shares authorized
     no shares issued or outstanding                                         0                 0
Common stock, $.01 par value: 20,000,000 shares
     authorized; 2,794,847 and 2,549,445 shares issued
     and outstanding at December 31, 1999 and 1998                          28                25
Additional paid-in capital                                              15,296            13,760
Retained earnings                                                        8,253             6,697
Accumulated other comprehensive (loss) income                             (265)              311
                                                              -----------------------------------
Total stockholders' equity                                              23,312            20,793

Commitments and contingent liabilities                                       0                 0
                                                              -----------------------------------

Total liabilities and stockholders' equity                            $278,882          $276,084
                                                              ===================================


See accompanying notes to the consolidated financial statements

CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
Consolidated Statement of Operations
For the years ended December 31, 1999 and 1998
(in thousands of dollars, except per share data)

                                                                          Years ended December 31,
                                                                    -----------------------------------
                                                                           1999              1998
                                                                    -----------------------------------
Interest Income
Loans                                                                        $14,276           $13,481
Investment securities                                                          4,271             3,832
Federal funds sold                                                               555             1,225
                                                                    -----------------------------------
                                                                              19,102            18,538
                                                                    -----------------------------------
Interest expense:
Deposits                                                                       8,089             8,588
Securities sold under agreement to repurchase                                    229               196
                                                                    -----------------------------------
                                                                               8,318             8,784
                                                                    -----------------------------------

Net interest income                                                           10,784             9,754

Provision for loan losses                                                        258               227
                                                                    -----------------------------------
Net interest income after loan loss provision                                 10,526             9,527
                                                                    -----------------------------------

Other income:
Service charges on deposit accounts                                            1,531             1,203
Other service charges and fees                                                   373               243
Gain on sale of other real estate owned                                            3               100
                                                                    -----------------------------------
                                                                               1,907             1,546
                                                                    -----------------------------------
Other expenses:
Salaries, wages and employee benefits                                          4,117             3,393
Occupancy expense                                                              1,213               911
Depreciation of premises and equipment                                           778               645
Stationary and printing supplies                                                 328               260
Advertising and public relations                                                 212               180
Data processing expense                                                          752               626
Legal and professional fees                                                      275               265
Other expenses                                                                 1,692             1,304
                                                                    -----------------------------------
Total other expenses                                                           9,367             7,584

Income before provision for income taxes                                       3,066             3,489
Provision for income taxes                                                     1,120             1,202
                                                                    -----------------------------------
Net income                                                                    $1,946            $2,287
                                                                    ===================================


Earnings per share:
Basic                                                                          $0.73             $0.90
Diluted                                                                        $0.70             $0.85
Common shares used in the calculation of earnings per share:
Basic                                                                      2,681,079         2,527,256
Diluted                                                                    2,775,184         2,689,603




See accompanying notes to the consolidated financial statements.

               CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
      Statement of Changes in Stockholders' Equity and Comprehensive Income
                     Years ended December 31, 1999 and 1998
                            (in thousands of dollars)

                                                                                Accumulated
                                                      Additional                   other          Total
                                            Common     paid-in     Retained    comprehensive  stockholders'     Comprehensive
                                            stock      surplus     earnings    income (loss)      equity           income
                                          -------------------------------------------------------------------  ---------------
Balances, December 31, 1997                      $24      $12,939      $4,704             $79        $17,746

Dividends Paid                                                           (294)                          (294)

Stock Options exercised                            1          692                                        693

Tax effect of tax deduction in excess
   of book deduction on options
   exercised during the year                                  129                                        129

Comprehensive Income:
Net Income                                                              2,287                          2,287           $2,287
Other comprehensive income, net of tax
   Change in unrealized market value
   adjustment on securities
   availble-for-sale, net of tax                                                          232            232              232
                                                                                                               ---------------
Comprehensive Income                                                                                                   $2,519
                                                                                                               ===============

                                          -------------------------------------------------------------------
Balances, December 31, 1998                       25       13,760       6,697             311         20,793


Dividends paid                                                           (390)                          (390)

Stock options exercised                            3        1,308                                      1,311

Tax effect of tax deduction in excess
   of book deduction on options
   exercised during the year                                  228                                        228

Comprehensive Income:
Net Income                                                              1,946                          1,946           $1,946
Other comprehensive income, net of tax
   Change in unrealized market value
   adjustment on securities
   availble-for-sale, net of tax                                                         (576)          (576)            (576)
                                                                                                               ---------------
Comprehensive Income                                                                                                   $1,370
                                                                                                               ===============

                                          -------------------------------------------------------------------
Balances, December 31, 1999                      $28      $15,296      $8,253           ($265)       $23,312
                                          ===================================================================



                                                               1999                                        1998
                                                     -------------------------                --------------------------------
Reconcilation of Comprehensive Income:
   Net Income                                              $1,946                                     $2,287
   Other comprehensive income, net of tax:
      Gross unrealized (loss) gain on securities                        ($580)                                           $232
      Less: reclassified adjustments for
         gains included in net income                                       4                                               0
                                                                  ------------                                 ---------------
                Net unrealized (loss)
                   gain on securities                        (576)                                       232
                                                     -------------                            ---------------
   Comprehensive income                                    $1,370                                     $2,519
                                                     -------------                            ---------------


See accompanying notes to the consolidated financial statements.

CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands of dollars)

                                                                            Years Ended December 31,
                                                                      -------------------------------------
                                                                            1999               1998
                                                                      -------------------------------------
Cash flows from operating activities:
     Net income                                                                  $1,946             $2,287
     Adjustments to reconcile net income to net cash provided by operating activities:
        Provision for loan losses                                                   258                227
        Depreciation of premises and equipment                                      778                645
        Net amortization/accretion of investment securities                         279                195
        Net deferred loan origination fees                                           53                 21
        Loss (gain) on sale of other real estate owned                                7                (90)
        Gain on sale of securities                                                   (4)                 0
        Deferred income taxes                                                        22               (168)
       Tax deduction in excess of book deduction on options exercised               228                129
    Cash provided by (used in) changes in:
       Net change in accrued interest receivable                                    141               (254)
       Net change in prepaids and other assets                                     (189)               (81)
       Net change in accrued interest payable                                       (47)                14
       Net change in accounts payable and accrued expenses                         (212)              (117)
                                                                      -------------------------------------
Net cash provided by operating activities                                         3,260              2,808
                                                                      -------------------------------------

Cash flows from investing activities:
     Purchases of investment securities available for sale                      (24,273)           (68,088)
     Purchases of investment securities held to maturity                         (1,500)            (1,058)
     Proceeds from callable investment securities available for sale              5,500              8,300
     Proceeds from maturities of investment securities available for sale        28,839             24,875
     Proceeds from sales of investment securities available for sale             10,517                  0
     Proceeds from maturities of investment securities held to maturity             500              5,513
     Increase in loans, net of repayments                                       (23,846)           (14,593)
     Purchases of premises and equipment                                         (2,142)            (3,266)
     Proceeds from sale of other real estate owned                                  205                667
                                                                      -------------------------------------
Net cash used in investing activities                                            (6,200)           (47,650)
                                                                      -------------------------------------

Cash flows from financing activities:
     Net increase in demand and savings deposits                                 (1,654)            40,998
     Net increase (decrease) in securities sold under agreement to repurchase      (808)             1,965
     Proceeds from federal reserve advances                                       3,000                  0
     Stock options exercised                                                      1,311                693
     Dividends paid                                                                (390)              (294)
                                                                      -------------------------------------
Net cash provided by financing activities                                         1,459             43,362
                                                                      -------------------------------------

Net (decrease) increase in cash and cash equivalents                             (1,481)            (1,480)

Cash and cash equivalents, beginning of year                                     25,526             27,006
                                                                      -------------------------------------
Cash and cash equivalents, end of year                                          $24,045            $25,526
                                                                      =====================================


See accompanying notes to the consolidated financial statements.

CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows - continued
(in thousands of dollars)

                                                                             Years Ended December 31,
                                                                      -------------------------------------
                                                                            1999               1998
                                                                      -------------------------------------
Supplemental schedule of noncash transaction:
Market value adjustment-investment securities available for sale
   Market value adjustments-investment securities available for sale               (425)               498
   Deferred income tax asset (liability)                                            160               (188)
                                                                      -------------------------------------
Unrealized (loss) gain on investments available for sale                          ($265)              $310
                                                                      =====================================
Transfer of loan to other real estate owned                                        $165               $246
                                                                      =====================================

Cash paid during the year for:
   Interest                                                                      $8,365             $8,770
                                                                      =====================================
   Income taxes                                                                  $1,205             $1,223
                                                                      =====================================


See accompanying notes to the consolidated financial statements.

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Nature of Operations: Centerstate Banks of Florida, Inc. (the "Company") is a multi bank holding company that was formed as of the close of business June 30, 2000 as part of a merger of three independent commercial banks in central Florida (First National Bank of Osceola County, Community National Bank of Pasco County and First National Bank of Polk County). The business combination was accounted for using the pooling-of-interest accounting method, and, therefore, all historical financial presentations have been restated to reflect the merger.

       First National Bank of Osceola County is a national bank chartered in September 1989. It operates from three full service locations and one remote location within Osceola County and two full service locations in Orange County, which is contiguous with Osceola County.

       Community National Bank of Pasco County is a national bank chartered in November 1989. It operates from seven full service locations within Pasco and contiguous counties.

       First National Bank of Polk County is a national bank chartered in February 1992. It operates from three full service locations within Polk County.

       The Company, through its subsidiary banks, provides traditional deposit and lending products and services to its commercial and retail customers.

       The following is a description of the basis of presentation and the significant accounting and reporting policies which the Company follows in preparing and presenting its financial statements.

       (a)    CASH EQUIVALENTS

              For purposes of the statement of cash flows, the Company considers cash and due from banks, federal funds sold and noninterest bearing deposits in other banks with a purchased maturity of three months or less to be cash equivalents.

       (b) INVESTMENT SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES HELD TO MATURITY

              The Company accounts for investments at fair value, except for those securities which the Company has the positive intent and ability to hold to maturity. Investments to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and are carried at fair value. Unrealized holding gains and losses are included as a separate component of shareholders' equity net of the effect of income taxes.

              Securities that management has the intent and the Company has the ability at the time of purchase or origination to hold until maturity are classified as investment securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the level yield method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in the statements of operations.

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


       (c)    LOANS

              Loans receivable that management has the intent and the Company has the ability to hold until maturity or payoff are reported at their outstanding unpaid principal balance less the allowance for loan losses and deferred fees on originated loans.

              Loan origination fees, net of related costs, are capitalized and recognized in income over the contractual life of the loans, adjusted for estimated prepayments based on the Company's historical prepayment experience.

              Commitment fees and costs relating to the commitments are recognized over the commitment period on a straight-line basis. If the commitment is exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield.

              Loans are placed on nonaccrual status when the loan becomes 90 days past due as to interest or principal, unless the loan is both well secured and in the process of collection, or when the full timely collection of interest or principal becomes uncertain. When a loan is placed on nonaccrual status, the accrued and unpaid interest receivable is written off, amortization of the net deferred loan origination fees cease and the loan is accounted for on the cash or cost recovery method thereafter until qualifying for return to accrual status.

              The Company, considering current information and events regarding the borrower's ability to repay their obligations, considers a loan to be impaired when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of the impairment is measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, the secondary market value of the loan, or the fair value of the collateral for collateral dependent loans. Impaired loans are written down to the extent that principal is judged to be uncollectible and, in the case of impaired collateral dependent loans where repayment is expected to be provided solely by the underlying collateral and there is no other available and reliable sources of repayment, are written down to the lower of cost or collateral value. Impairment losses are included in the allowance for loan losses.

       (d)    ALLOWANCE FOR LOAN LOSSES

              The Company follows a consistent procedural discipline and accounts for loan loss contingencies in accordance with Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies" (Statement 5). The following is a description of how each portion of the allowance for loan losses is determined.

              The Company segregates the loan portfolio for loan loss purposes into the following broad segments: commercial real estate; residential real estate; commercial business; and consumer loan. The Company provides for a general allowance for losses inherent in the portfolio by the above categories, which consists of two components. General loss percentages are calculated based upon historical analyses. A supplemental portion of the allowance is calculated for inherent losses which probably exist as of the evaluation date even though they might not have been identified by the more objective processes used for

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


              the portion of the allowance described above. This is due to the risk of error and/or inherent imprecision in the process. This portion of the allowance is particularly subjective and requires judgments based on qualitative factors which do not lend themselves to exact mathematical calculations such as; trends in delinquencies and nonaccruals; migration trends in the portfolio; trends in volume, terms, and portfolio mix; new credit products and/or changes in the geographic distribution of those products; changes in lending policies and procedures; loan review reports on the efficacy of the risk identification process; changes in the outlook for local, regional and national economic conditions; concentrations of credit; and peer group comparisons.

              Specific allowances are provided in the event that the specific collateral analysis on each classified loan indicates that the probable loss upon liquidation of collateral would be in excess of the general percentage allocation. The provision for loan loss is debited or credited in order to state the allowance for loan losses to the required level as determined above.

              The Company records impairment in the value of its loans as an addition to the allowance for loan losses. Any changes in the value of impaired loans due to the passage of time or revisions in estimates are reported as adjustments to provision expense in the same manner in which impairment initially was recognized.

              Regulatory examiners may require the Company to recognize additions to the allowance based upon their judgment about the information available to them at the time of their examination.

       (e)    PREMISES AND EQUIPMENT

              Premises and equipment are stated at cost less accumulated depreciation which is computed over the estimated useful lives of the assets which range from 5 to 40 years on a straight-line basis.

       (f)    OTHER REAL ESTATE OWNED

              Real estate acquired in the settlement of loans is recorded at the lower of cost (principal balance of the former loan plus costs of obtaining title and possession) or estimated fair value, less estimated selling costs. Costs relating to development and improvement of the property are capitalized, whereas those relating to holding the property are charged to operations.

       (g)    COMPREHENSIVE INCOME

              In June 1997, the Financial Accounting Standards Board established Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." This Statement establishes standards for reporting and display of comprehensive income and its components in a full set of financial statements. This Statement requires that an enterprise classify items or other comprehensive income by nature in a financial statement, and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a balance sheet.

              The Company adopted this Statement effective January 1, 1998. The Company's other comprehensive income is the unrealized gain/(loss) on investment securities available for sale.

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


       (h)    INCOME TAXES

              Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Deferred tax assets are recognized subject to management's judgment that realization is more likely than not.

       (i)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. These estimates include the allowance for loan loss and the valuation of the deferred tax asset. Actual results could differ from these estimates.

       (j)    EFFECT OF NEW PRONOUNCEMENTS

              In June 1997, the FASB issued Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information". This Statement requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision make in deciding how to allocate resources and in assessing performance. This Statement is effective for fiscal years beginning after December 15, 1997. The Company adopted the Statement effective January 1, 1998, however, the Company has only one reportable segment.

              In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedge Activities". This Statement, which is effective for all fiscal quarters and all fiscal years beginning after June 15, 1999, requires all derivatives be measured at fair value and be recognized as assets and liabilities in the statement of financial position. This Statement sets forth the accounting for changes in fair value of a derivative depending on the intended use and designation of the derivative. Implementation of the Statement is not expected to have a significant impact on the financial position or results of operations of the Company.

              In October 1998, the FASB issued Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." This Statement requires that after the securitization of a mortgage loan held for sale, an entity engaged in mortgage banking activities classify the resulting mortgage-backed security as a trading security. The Statement is effective for the first fiscal quarter beginning after December 15, 1998. The Company does not expect the adoption of this Statement to have any impact on its financial statements.

              In June 1999, the Financial Accounting Standards Board issued FASB 137, "Accounting for Derivative Instruments and Hedging Activities
              - Deferral of The Effective Date of FASB 133", which is a one year

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


              deferral of the application of FASB 133. In June 2000, the Financial Accounting Standards Board issued FASB 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities
              - An Amendment of FASB Statement No. 133", which amends the accounting and reporting standards of Statement 133 for certain derivative instruments and certain hedging activities. FASB 133 shall be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Implementation of FASB 133 did not have a significant impact on the financial position or results of operations of the Company.

       (k)    RECLASSIFICATION

              Certain amounts in the 1998 financial statements have been reclassified to conform with 1999.

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


(2) INVESTMENT SECURITIES AVAILABLE FOR SALE AND INVESTMENT SECURITIES HELD TO MATURITY

       The amortized cost and estimated market values of investment securities available for sale for the years ended December 31, 1999 and 1998 are as follows:

       INVESTMENT SECURITIES AVAILABLE FOR SALE:

                                                                         DECEMBER 31, 1999
                                                  -----------------------------------------------------------------
                                                                       GROSS            GROSS          ESTIMATED
                                                    AMORTIZED        UNREALIZED      UNREALIZED         MARKET
                                                       COST            GAINS           LOSSES            VALUE
                                                  -----------------------------------------------------------------
            U.S. Treasury securities              $       34,410    $          3    $         197    $      34,216
            Obligations of U.S.
                 government agencies                      24,150               0              220           23,930
            Mortgage backed securities                     1,250               0               10            1,240
            Federal reserve bank stock                       441               0                0              441
                                                  ---------------   -------------   --------------   --------------
                                                  $       60,251    $          3    $         427    $      59,827
                                                  ===============   =============   ==============   ==============

                                                                         DECEMBER 31, 1998
                                                  -----------------------------------------------------------------
            U.S. Treasury securities              $       43,232    $        365    $           0    $      43,597
            Obligations of U.S.
                 government agencies                      35,085             149               15           35,219
            Mortgage backed securities                     2,360               0                1            2,359
            Federal reserve bank stock                       409               0                0              409
                                                  ---------------   -------------   --------------   --------------
                                                  $       81,086    $        514    $          16    $      81,584
                                                  ===============   =============   ==============   ==============


       The amortized cost and estimated market values of investment securities held to maturity for the years ended December 31, 1999 and 1998:

       INVESTMENT SECURITIES HELD TO MATURITY:

                                                                         DECEMBER 31, 1999
                                                  -----------------------------------------------------------------
                                                                       GROSS            GROSS          ESTIMATED
                                                    AMORTIZED        UNREALIZED      UNREALIZED         MARKET
                                                       COST            GAINS           LOSSES            VALUE
                                                  -----------------------------------------------------------------
            Obligations of U.S.
                 government agencies              $        3,532    $          0    $          75    $       3,457
                                                  ---------------   -------------   --------------   --------------
                                                  $        3,532    $          0    $          75    $       3,457
                                                  ===============   =============   ==============   ==============

                                                                         DECEMBER 31, 1998
                                                  -----------------------------------------------------------------
            U.S. Treasury securities              $          500    $          4    $           0    $         504
            Obligations of U.S.
                 government agencies                       2,055               0               13            2,042
                                                  ---------------   -------------   --------------   --------------
                                                  $        2,555    $          4    $          13    $       2,546
                                                  ===============   =============   ==============   ==============

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


       The amortized cost and estimated market value of investment securities available for sale and held to maturity for the years ended December 31, 1999 and 1998 by contractual maturity, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                             ESTIMATED
                                                                           AMORTIZED           MARKET
                                                                              COST             VALUE
                                                                         ---------------------------------
               December 31, 1999
                    Investment securities available for sale
                         Due in one year or less                         $       40,444    $       40,242
                         Due after one year through five years                   18,366            18,144
                         Due after five years through fifteen years               1,000             1,000
                         Federal reserve bank stock                                 441               441
                                                                         ---------------   ---------------
                                                                         $       60,251    $       59,827
                                                                         ===============   ===============

               December 31, 1998
                    Investment securities available for sale
                         Due in one year or less                         $       26,783    $       26,931
                         Due after one year through five years                   53,894            54,244
                         Federal reserve bank stock                                 409               409
                                                                         ---------------   ---------------
                                                                         $       81,086    $       81,584
                                                                         ===============   ===============

               December 31, 1999
                    Investment securities held to maturity
                         Due after one year through five years           $        3,532    $        3,457
                                                                         ---------------   ---------------
                                                                         $        3,532    $        3,457
                                                                         ===============   ===============

               December 31, 1998
                    Investment securities held to maturity
                         Due in one year or less                         $          500    $          504
                         Due after one year through five years                    2,055             2,042
                                                                         ---------------   ---------------
                                                                         $        2,555    $        2,546
                                                                         ===============   ===============


       At December 31, 1999 and 1998, the Company had $2,759 and $2,524, respectively, in investment securities pledged to the Treasurer of the State of Florida as collateral on public fund deposits and for other purposes required or permitted by law.

       Proceeds from sales of investment securities available for sale were $10,517 and $-0- in 1999 and 1998 respectively. Gross realized gains on sales of investment securities available for sale during 1999 and 1998 were $6 and $-0-, respectively. Gross realized losses on sales of investment securities available for sale during 1999 and 1998 were $2 and $-0-, respectively.

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


(3)    LOANS

       Major categories of loans included in the loan portfolio as of December 31, 1999 and 1998 are:

                                                                     DECEMBER 31,
                                                          ------------------------------------
                                                               1999               1998
                                                          ---------------   ------------------
               Real Estate
                  Residential                             $       60,538    $          56,270
                  Commercial                                      59,758               50,087
                  Construction                                    11,913                9,300
                                                          ---------------   ------------------
               Total Real Estate                                 132,209              115,657

               Commercial                                         28,680               23,952
               Installment                                        16,748               14,580
               Overdrafts                                            128                  185
                                                          ---------------   ------------------
                                                                 177,765              154,374
               Less:
                  Deferred loan origination fees                     302                  249
                  Allowance for loan losses                        2,302                2,335
                                                          ---------------   ------------------

               Total net loans                            $      175,161    $         151,790
                                                          ===============   ==================

       The following is a summary of information regarding nonaccrual and impaired loans at December 31, 1999 and 1998:

                                                                                   DECEMBER 31,
                                                                            ----------------------------
                                                                               1999            1998
                                                                            ------------   -------------
               Nonaccrual loans                                             $       474    $        633
                                                                            ============   =============

               Recorded investment in impaired loans                        $     1,466    $      1,579
                                                                            ============   =============

               Allowance for loan losses related to impaired loans          $       231    $        262
                                                                            ============   =============

                                                      INTEREST
                                                     INCOME NOT           INTEREST           AVERAGE
                                                     RECOGNIZED            INCOME            RECORDED
                                                         ON              RECOGNIZED         INVESTMENT
                                                     NONACCRUAL         ON IMPAIRED        IN IMPAIRED
                                                        LOANS              LOANS              LOANS
                                                   ----------------    ---------------    ---------------
             For years ended December 31,
                  1999                             $            35     $           52     $        1,522
                  1998                             $            11     $           40     $        1,494

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


       Certain principal stockholders, directors and officers and their related interests were indebted to the Company as summarized below December 31, 1999 and 1998:

                                                                       DECEMBER 31,
                                                               -----------------------------
                                                                   1999            1998
                                                               -------------    ------------
                    Balance, beginning of year                 $      6,990     $     6,189
                    Additional new loans                              4,027           4,081
                    Repayments on outstanding loans                   3,864           3,280
                                                               -------------    ------------

                    Balance, end of year                       $      7,153     $     6,990
                                                               =============    ============


       All such loans were made in the ordinary course of business. As December 31, 1999 and 1998, principal stockholders, directors and officers of the Company and their related interests had $2,607 and $1,902, respectively, available in lines of credit.

       Changes in the allowance for loan losses for the years ended December 31, 1999 and 1998 are as follows:

                                                                              DECEMBER 31,
                                                                     --------------------------------
                                                                         1999              1998
                                                                     --------------   ---------------
                Balance, beginning of year                           $       2,335    $        2,189
                Provision charged to operations                                258               227
                Loans charged-off                                             (374)             (121)
                Recoveries of previous charge-offs                              83                40
                                                                     --------------   ---------------

                Balance, end of year                                 $       2,302    $        2,335
                                                                     ==============   ===============



(4)    PREMISES AND EQUIPMENT

       A summary of premises and equipment as of December 31, 1999 and 1998 is as follows:

                                                                             DECEMBER 31,
                                                                    --------------------------------
                                                                        1999              1998
                                                                    --------------    --------------
                    Land                                            $       4,186     $       3,599
                    Buildings                                               7,598             6,758
                    Furniture, fixtures and equipment                       4,652             3,893
                    Construction in progress                                  277               331
                                                                    --------------    --------------
                                                                           16,713            14,581
                    Less: Accumulated depreciation                          3,638             2,870
                                                                    --------------    --------------
                                                                    $      13,075     $      11,711
                                                                    ==============    ==============

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


(5)    FAIR VALUE OF FINANCIAL INSTRUMENTS

       The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

         CASH AND CASH EQUIVALENTS - The carrying amount of cash and cash equivalents represents fair value.

         INVESTMENTS - The Company's investment securities available for sale and held to maturity represent investments in U.S. Government obligations, U.S. Government Agency securities, and state and political subdivisions. The Company's equity investments at year end represents stock investments in the Federal Reserve Bank. The stock is not publicly traded and the carrying amount was used to estimate the fair value. The fair value of the U.S. Government obligations and U.S. Government Agency obligations and state and local political subdivision portfolios was estimated based on quoted market prices.

         LOANS - For variable rate loans that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. Fair values for commercial real estate, commercial and consumer loans other than variable rate loans are estimated using discounted cash flow analysis, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values of impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

         DEPOSITS - The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at December 31, 1999 (that is their carrying amounts). The carrying amounts of variable rate, fixed term money market accounts and certificates of deposit
         (CDs) approximate their fair value at the reporting date. Fair values for fixed rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

         REPURCHASE AGREEMENTS - The carrying amount of the repurchase agreements approximate their fair value.

         COMMITMENTS - Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


       The following tables present the carrying amounts and estimated fair values of the Company's financial instruments.

                                                                                DECEMBER 31, 1999
                                                                        ----------------------------------
                                                                          CARRYING
                                                                           AMOUNT            FAIR VALUE
                                                                        --------------     ---------------
         Financial assets:
            Cash and due from banks and federal funds sold              $      24,045      $       24,045
            Investment securities available for sale                           59,827              59,827
            Investment securities held to maturity                              3,532               3,457
            Loans (carrying amount less allowance
                 for loan losses of $2,302)                                   175,161             175,811

         Financial liabilities:
            Deposits:
                 Without stated maturities                              $     125,913      $      125,913
                 With stated maturities                                       122,064             121,864
            Securities sold under agreement to repurchase                       4,078               4,078
            Federal reserve advances                                            3,000               3,000

         Commitments:
            Letter of credit                                            $                  $          763
            Lines of credit                                                                        20,933
            Loan commitments                                                                       28,207

                                                                                DECEMBER 31, 1998
                                                                        ----------------------------------
         Financial assets:
            Cash and due from banks and federal funds sold              $      25,526      $       25,526
            Investment securities available for sale                           81,584              81,584
            Investment securities held to maturity                              2,555               2,546
            Loans (carrying amount less allowance
                 for loan losses of $2,335)                                   151,790             154,350

         Financial liabilities:
            Deposits:
                 Without stated maturities                              $     114,180      $      114,180
                 With stated maturities                                       135,451             137,073
            Securities sold under agreement to repurchase                       4,886               4,886

         Commitments:
            Letter of credit                                            $                  $          792
            Lines of credit                                                                        14,764
            Loan commitments                                                                       17,126

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


(6)    DEPOSITS

       A detail of deposits for the years ended December 31, 1999 and 1998 follows:

                                                                                DECEMBER 31,
                                                          ---------------------------------------------------------
                                                                          WEIGHT                         WEIGHT
                                                                         AVERAGE                        AVERAGE
                                                                         INTEREST                       INTEREST
                                                              1999         RATE             1998          RATE
                                                          -------------------------     ---------------------------
          Non-interest bearing deposits                   $      42,581    0.0%         $      40,062     0.0%
          Interest bearing deposits:
             Interest bearing demand deposits                    59,899    2.2%                55,385     2.1%
             Savings deposits                                    23,433    2.0%                18,733     1.8%
             Time deposits less than $100,000                   101,547    4.9%               111,911     5.1%
             Time deposits of $100,000 or greater                20,517    5.1%                23,540     5.3%
                                                          -------------------------     ---------------------------

                                                          $     247,977    3.2%         $     249,631     3.4%
                                                          =========================     ===========================

       The following table presents, by various interest rate categories, the amount of certificate accounts as of December 31, 1999, maturing during the periods reflected below:

       INTEREST RATE            2000           2001          2002          2003          2004          TOTAL
       -------------------   ------------   ------------  ------------  ------------  -----------    -----------
       1.00% - 3.99%         $     4,692    $         4   $             $             $              $    4,696
       4.00% - 4.99%              41,595          8,405         1,270           800          276         52,346
       5.00% - 5.99%              39,728         10,092         2,390         1,479          543         54,232
       6.00% - 6.99%               7,157          2,047           873           114          206         10,397
       7.00% - 7.45%                 320                           73                                       393
                                                      -                           -            -
                             ------------   ------------  ------------  ------------  -----------    -----------

                             $    93,492    $    20,548   $     4,606   $     2,393   $    1,025     $  122,064
                             ============   ============  ============  ============  ===========    ===========


       Included in interest-bearing deposits are certificates of deposit which have remaining maturities at December 31, 1999 and 1998 as follows:

                                                                   DECEMBER 31,
                                                         ---------------------------------
                                                             1999               1998
                                                         --------------    ---------------
                  One year                               $      93,492     $       96,584
                  Two years                                     20,549             23,069
                  Three years                                    4,606              7,246
                  Four years                                     2,392              4,403
                  Five years                                     1,025              4,149
                                                         --------------    ---------------

                                                         $     122,064     $      135,451
                                                         ==============    ===============

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


A summary of interest expense on deposits for the years ended December 31, 1999 and 1998 is as follows:

                                                                              DECEMBER 31,
                                                                    ---------------------------------
                                                                        1999               1998
                                                                    -------------     ---------------
                 Interest-bearing demand deposits                   $      1,228      $        1,031
                 Savings deposits                                            447                 365
                 Time deposits less than $100,000                          5,426               6,087
                 Time deposits of $100,000 or greater                        988               1,105
                                                                    -------------     ---------------

                                                                    $      8,089      $        8,588
                                                                    =============     ===============



       The Company had deposits from directors, officers and employees and their related interests of approximately $6,828 and $3,718 as of December 31, 1999 and 1998, respectively.


(7)    OTHER BORROWINGS

       The Company enters into sales of securities under agreements to repurchase. These fixed-coupon agreements are treated as financings, and the obligations to repurchase securities sold are reflected as a liability in the balance sheet. The dollar amount of securities underlying the agreements remain in the asset accounts.

       At December 31, 1999 and 1998, the Company had $4,078 and $4,866 in repurchase agreements with weighted average interest rates of 4.40% and 4.38%, respectively. Repurchase agreements are secured by U.S. Treasury securities and Government Agency securities with market values of $12,231 and $7,312 at December 31, 1999 and 1998, respectively.

       The repurchase agreements were to repurchase the identical securities as those, which were sold. Repurchase agreements averaged $5,301 and $4,267 for the years ended December 31, 1999 and 1998, respectively. The maximum amount outstanding at any month-end for the corresponding periods was $8,130 and $7,417, respectively. Total interest expense paid on repurchase agreements for the years ending December 31, 1999 and 1998 was $223 and $196, respectively.

       In 1998, the Company had an unsecured line of credit with another financial institution of $1,000, with an interest rate of 5.59%. As of December 31, 1999 and 1998, the outstanding balance was zero.

       In 1999, the Company had a secured line of credit with the Federal Reserve Bank of $17,750 with an interest rate of 7%. The line of credit was secured by U.S. Treasury securities and Government Agencies with market values of $17,888 at December 31, 1999. As of December 31, 1999, the outstanding balance was $3,000. Total interest expense paid for Federal Reserve Bank advances for the year ending December 31, 1999 was $6.

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


(8)    INCOME TAXES

       The provision for income taxes for the years ended December 31, 1999 and 1998 consists of the following:

                                                         CURRENT         DEFERRED           TOTAL
                                                       -------------   --------------   --------------
                 December 31, 1999
                    Federal                            $        991    $          18    $       1,009
                    State                                       108                3              111
                                                       -------------   --------------   --------------
                                                       $      1,099    $          21    $       1,120
                                                       =============   ==============   ==============

                 December 31, 1998
                    Federal                            $      1,205    $        (137)   $       1,068
                    State                                       165              (31)             134
                                                       -------------   --------------   --------------
                                                       $      1,370    $        (168)   $       1,202
                                                       =============   ==============   ==============


       The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities for the years ended December 31, 1999 and 1998 are presented below:

                                                                               DECEMBER 31,
                                                                       -----------------------------
                                                                           1999             1998
                                                                       -------------      ----------
         Deferred tax assets:
            Unrealized loss on investment securities
                 available for sale                                    $        160       $       0
            Allowance for loan losses                                           763             778
            Deferred loan fees                                                   52              45
            Non accrual interest                                                 41              37
                                                                       -------------      ----------
         Total deferred tax asset                                             1,016             860
                                                                       -------------      ----------

         Deferred tax liabilities:
            Premises and equipment, due to differences in
                 depreciation methods and useful lives                         (177)           (157)
            Unrealized gain on investment securities
                 available for sale                                               0            (188)
            Accetion of discount on investments                                  (1)             (3)
                                                                       -------------      ----------
         Total deferred tax liability                                          (178)           (348)
                                                                       -------------      ----------

         Net deferred tax asset                                        $        838       $     512
                                                                       =============      ==========


       The Bank has recorded a deferred tax asset of $838 and $512 as December 31, 1999 and 1998, respectively. No valuation allowance as defined by SFAS 109 is required for the years ended December 31, 1999 and 1998. Management believes that a valuation allowance is not necessary because it is more likely than not the deferred tax asset is realizable.

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


       A reconciliation between the actual tax expense and the "expected" tax expense (computed by applying the U.S. federal corporate rate of 34% to earnings before income taxes) is as follows:

                                                                                DECEMBER 31,
                                                                        ------------------------------
                                                                            1999             1998
                                                                        -------------    -------------
                "Expected" tax expense                                  $      1,042     $      1,186
                Tax exempt interest                                              (3)              (3)
                State income taxes, net of federal income tax
                     Benefits                                                     73               87
                Valuation allowance                                                0             (66)
                Other, net                                                         8              (2)
                                                                        -------------    -------------

                                                                        $      1,120     $      1,202
                                                                        =============    =============

(9)    RENT

       The following is a schedule of future minimum annual rentals under the noncancellable operating leases of the Company's facilities as of December 31, 1999:

                                   YEAR ENDING DECEMBER 31,
                                   ----------------------------------
                                   2000                                  $       176
                                   2001                                          176
                                   2002                                          176
                                   2003                                          176
                                   2004                                          148
                                   Thereafter                                    679
                                                                         ------------
                                                                         $     1,531
                                                                         ============


       Rent expense for the years ended December 31, 1999 and 1998 was $172 and $143, respectively, and is included in occupancy expense in the accompanying consolidated statements of income. Operating lease income from subleases of the Bank's premises for 1999 and 1998 amounted to $8 and $6, respectively.


(10)   REGULATORY CAPITAL

       The Company is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company must meet specific capital guidelines that involve quantitative measures of the Company's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Company's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


       Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets. Management believes, as of December 31, 1999, that the Company meets all capital adequacy requirements to which it is subject.

       As of December 31, 1999, the most recent notification from the Office of Comptroller of the Currency categorized the Company as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Company must maintain total risk-based, Tier I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

       A summary of actual, required, and capital levels necessary to be considered well-capitalized for Centerstate Banks of Florida, Inc. consolidated and its banking subsidiaries, First National Bank of Osceola County, Community National Bank of Pasco County and First National Bank of Polk County as of December 31, 1999 and 1998 are presented in the table below.

                                                                                                         TO BE WELL
                                                                                                      CAPITALIZED UNDER
                                                                               FOR CAPITAL            PROMPT CORRECTIVE
                                                        ACTUAL              ADEQUACY PURPOSES         ACTION PROVISION
                                                -----------------------   -----------------------   ----------------------
                                                  AMOUNT      RATIO         AMOUNT      RATIO        AMOUNT      RATIO
                                                -----------------------   -----------------------   ----------------------
December 31, 1999
   Total capital (to risk weighted assets)      $    25,489   14.8%       $   13,802    > 8%        $  17,253    > 10%
   Tier 1 capital (to risk weighted assets)          23,397   13.6%            6,901    > 4%           10,352    > 6%
   Tier 1 capital (to average assets)                23,397    8.4%           11,148    > 4%           13,935    > 5%

December 31, 1998
   Total capital (to risk weighted assets)      $    22,300   14.7%       $   12,104    > 8%        $  15,130    > 10%
   Tier 1 capital (to risk weighted assets)          20,377   13.5%            6,052    > 4%            9,078    > 6%
   Tier 1 capital (to average assets)                20,377    7.6%           10,725    > 4%           13,406    > 5%


(11)   DIVIDENDS

       The Company declared cash dividends of $390 and $294 during the years ended December 31, 1999 and 1998, respectively. Banking regulations limit the amount of dividends that may be paid by the Company without prior approval of the Bank's regulatory agency.


(12)   STOCK OPTION PLANS

       The Company currently has incentive stock plans for the directors and employees.

       In September 1989, the Company authorized 195,000 common shares for future options for all directors of the Company's wholly owned subsidiary, First National Bank of Osceola County, under an incentive stock option and non-statutory stock option plan. The number of options granted to each director shall not exceed 15,000. Options were granted at $5.00 per share (fair market value of the stock). Each option provides that the underlying option expires no later than September 18, 1999 and vesting occurs at 20% on September 18th of each year. As of

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


       December 31, 1999 and 1998, there were -0- and 46,582 options vested and outstanding, respectively. During 1999 and 1998, 800 and -0-respectively, were forfeited due to terminations. No additional options were granted and 45,782 were exercised during the year ended December 31, 1999.

       Also in 1989, the Company granted options for a total of 90,000 shares under a stock options plan to key employees of the Company's wholly owned subsidiary, First National Bank of Osceola County. Options were granted at a minimum price of $5.00 per share (fair market value of the stock). Each option provides an exercise period as decided by the Board with expiration at ten years from the date of grant. As of December 31, 1999 and 1998, there were 7,500 and 78,862 options vested and 11,000 and 85,362 outstanding, respectively. During 1999 and 1998, 812 and 3,788 were forfeited due to terminations, respectively. No additional options were granted and 58,782 were exercised during the year ended December 31, 1999.

       In October 1989, the Company authorized 126,250 common shares for future options for all directors of the Company's wholly owned subsidiary, Community National Bank of Pasco County, under an incentive stock option and non-statutory stock option plan. The number of options granted to each director shall not exceed 15,000. Options were granted at $5.00 per share (fair market value of the stock). Each option provides that the underlying option expires no later than December 31, 1999 and vesting occurs at 25% for each year of service from the effective date of the grant. As of December 31, 1999 and 1998, there were -0- and 12,120 options vested and outstanding, respectively. During 1999 and 1998, 12,120 and -0- respectively, were forfeited due to terminations. No additional options were granted and 2,020 were exercised during the year ended December 31, 1999.

       Also in 1989, the Company granted options for a total of 90,900 shares under a stock options plan to key employees of the Company's wholly owned subsidiary, Community National Bank of Pasco County. Options were granted at a minimum price of $5.00 per share (fair market value of the stock). Each option provides a vesting period of 25% at the date of grant and 25% for each year of service thereafter. The options expire in ten years from the date of the grant. As of December 31, 1999 and 1998, there were 10,605 and 59,590 options vested and outstanding, respectively. During 1999 and 1998, 253 and -0- were forfeited due to terminations, respectively. No additional options were granted and 49,743 were exercised during the year ended December 31, 1999.

       In March 1991, the Company authorized 157,950 common shares for future options for all directors of the Company's wholly owned subsidiary, First National Bank of Polk County, under an incentive stock option and non-statutory stock option plan. The number of options granted to each director shall not exceed 12,150. Options were granted at $5.00 per share (fair market value of the stock). Each option provides that the underlying option expires no later than December 31, 2002 and vesting occurs at the time of grant. As of December 31, 1999 and 1998, there were -0- and 55,688 options vested and outstanding, respectively. No additional options were granted and 55,688 were exercised during the year ended December 31, 1999.

       Also in 1991, the Company granted options for a total of 65,205 shares under a stock options plan to key employees of the Company's wholly owned subsidiary, First National Bank of Polk County. Options were granted at a minimum price of $5.00 per share (fair market value of the stock). Each option provides a vesting period of 25% at the date of grant and 25% for each year of service thereafter. The options expire in ten years from the date of the grant. As of December 31, 1999 and 1998, there were 42,849 and 60,872 options outstanding with 41,148 and 56,660 options vested, respectively. During 1999 and 1998, 202 and 1,985 were forfeited due to terminations, respectively. No additional options were granted and 17,820 were exercised during the year ended December 31, 1999.

       The Company applies APB Opinion No. 25 and related interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its stock option plans. Had compensation cost for the Company's

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


       stock-based compensation plan been determined consistent with FASB Statement No. 123, the Company's net income would have been reduced to the pro forma amounts indicated below (amounts are in thousands of dollars except for per share data):

                                                                         DECEMBER 31,
                                                                --------------------------------
                                                                    1999               1998
                                                                -------------       ------------
                       Net Income:
                          As reported                           $      1,946        $     2,287
                          Pro forma                                    1,929              2,272
                       Diluted earnings per share:
                          As reported                                   0.70               0.85
                          Pro forma                                     0.70               0.85

       The fair value of each option grant is estimated on the date of grant using the minimum value method with the following weighted-average assumptions used for grants in 1998: dividend yield of 5.0%, .8% and 1%; expected volatility of 0%; risk-free interest rates of 4.73% and expected lives of 7, 8 and 10 years for the plan options.

       A summary of the status of the Company's stock option plans for years ended December 31, 1999 and 1998, and changes during the years ended on those dates is presented below:

                                                                                     DECEMBER 31,
                                                                           ----------------------------------
                                                                               1999               1998
                                                                           --------------    ----------------
                        Outstanding at beginning of year                         323,243             446,941
                           Granted                                                     0              10,240
                           Exercised                                            (245,402)           (128,165)
                           Forfeited                                             (13,387)             (5,773)
                                                                           --------------    ----------------
                        Outstanding at end of year                                64,454             323,243
                                                                           --------------    ----------------

                        Options exercisable at end of year                        59,253             311,771
                                                                           ==============    ================

                        Weighted-average fair value of option
                           granted during the year per share               $           -     $          3.74
                                                                           ==============    ================


       The following table summarizes information about fixed stock options outstanding at December 31, 1999:

                                                            DECEMBER 31, 1999
               -------------------------------------------------------------------------------------------------------------
                                                                                                              WEIGHTED
                                             NUMBER          WEIGHTED      WEIGHTED         NUMBER        AVERAGE EXERCISE
                                         OUTSTANDING AT     REMAINING       AVERAGE     EXERCISABLE AT        PRICE AT
                      RANGE OF            DECEMBER 31,     CONTRACTUAL     EXERCISE      DECEMBER 31,       DECEMBER 31,
                   EXERCISE PRICES            1999             LIFE          PRICE           1999               1999
               -------------------------------------------------------------------------------------------------------------
                   $4.95 - $12.50            64,454          4 years         $7.10          59,253             $6.75

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


(13)   EMPLOYEE BENEFIT PLAN

       The Company maintains a 401(k) compensation and incentive plan for the benefit of its employees. Employees are eligible to participate in the plan after completing one year of continuous employment. The Company contributed an amount equal to a certain percentage of the employees' contributions based on the discretion of the Board of Directors. The Company's total contributions are not to exceed six percent of the employees' annual compensation. For the years ended December 31, 1999 and 1998, the Company's contributions to the plan were $185 and $134, respectively.

(14)   CREDIT COMMITMENTS

       The Company has outstanding at any time a significant number of commitments to extend credit. These arrangements are subject to strict credit control assessments and each customer's credit worthiness is evaluated on a case-by-case basis. A summary of commitments to extend credit and standby letters of credit written for the years ended December 31, 1999 and 1998 are as follows:

                                                                                 DECEMBER 31,
                                                                        --------------------------------
                                                                            1999              1998
                                                                        -------------     --------------
            Standby letters of credit                                   $        763      $         792
            Available lines of credit                                         20,933             14,764
            Unfunded firm loan commitments - variable rate                    28,207             17,126


       Because many commitments expire without being funded in whole or part, the contract amounts are not estimates of future cash flows.

       The majority of loan commitments have terms up to one year and have variable interest rates.

       Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The credit risk amounts are equal to the contractual amounts, assuming that the amounts are fully advanced and that the collateral or other security is of no value.

       The Company's policy is to require customers to provide collateral prior to the disbursement of approved loans. The amount of collateral obtained, if it is deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, real estate and income providing commercial properties.

       Standby letters of credit are contractual commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

(15)   CONCENTRATIONS OF CREDIT RISK

       Most of the Company's business activity is with customers located within Osceola, Pasco, and Polk Counties and portions of adjacent counties. The majority of commercial and mortgage loans are granted to customers residing in these areas. Generally, commercial loans are secured by real estate, and mortgage loans are secured by either first or second mortgages on residential or commercial property. As of December 31, 1999, substantially all of the

              CENTERSTATE BANKS OF FLORIDA, INC. AND SUBSIDIARIES
                 Notes to the consolidated financial statements
          (Amounts are in thousands of dollars, except per share data)

                           December 31, 1999 and 1998


       Company's loan portfolio was secured. Although the Company has a diversified loan portfolio, a substantial portion of its debtors' ability to honor their contracts is dependent upon the economy of Osceola, Pasco and Polk Counties and portions of adjacent counties. The Company does not have significant exposure to any individual customer or counterparty.

(16)   BASIC AND DILUTED EARNINGS PER SHARE

       Basic and diluted earnings per share are calculated as follows:

                                                                   INCOME              SHARES           PER SHARE
                                                                 (NUMERATOR)       (DENOMINATOR)         AMOUNT
                                                                --------------    -----------------    ------------
             For the year ended 1999:
                Basic earnings per share:
                     Net Income                                 $       1,946            2,681,079     $      0.73
                                                                                                       ============

                Effect of dilutive securities:
                   Stock options                                                            94,105

                                                                --------------    -----------------
                Diluted earnings per share:
                   Income and assumed conversions               $       1,946            2,775,184     $      0.70
                                                                ==============    =================    ============

             For the year ended 1998:
                Basic earnings per share:
                     Net Income                                 $       2,287            2,527,256     $      0.90
                                                                                                       ============

                Effect of dilutive securities:
                   Stock options                                                           162,348

                                                                --------------    -----------------
                Diluted earnings per share:
                   Income and assumed conversions               $       2,287            2,689,604     $      0.85
                                                                ==============    =================    ============

(17)    MERGER

        The Company's three wholly owned subsidiaries merged as of the close of business on June 30, 2000. In the merger, the shareholders of First National Bank of Osceola County received 2.0 shares of Company common stock for each bank common share owned. The shareholders of Community National Bank of Pasco County received 2.02 shares of Company common stock for each bank common share owned, and the shareholders of First National Bank of Polk County received 1.62 shares of Company common stock for each bank common share owned. The three banks operate as separate subsidiaries of the Company.